Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-212056, No. 333-219404 and No. 333-248640) of our report dated April 29, 2021, relating to the financial statements of Yiren Digital Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

September 21, 2022